                                                                    Exhibit 10.2


                             EMPLOYMENT AGREEMENT
                             --------------------

     THIS EMPLOYMENT AGREEMENT (the "Agreement") is dated as of this 1st day of February, 2000, and is by and between Evergood Products Corporation, a Delaware corporation with an office for purposes of this Agreement at 140 Lauman Lane, Hicksville, New York 11801 and its subsidiaries, (hereinafter collectively the "Company" or "Employer") and Stephen R. Stern with a current address at c/o Hoffinger Friedland Dobrish & Stern, 110 East 59th Street, 33rd Floor, New
York, New York 10022 (hereafter the "Employee").

                             W I T N E S S E T H:

     WHEREAS:

          (a) Company wishes to engage the services of Employee to render services for and on its behalf in accordance with the following terms, conditions and provisions; and

          (b) Employee wishes to perform such services for and on behalf of the Company, in accordance with the following terms conditions and provisions.

     NOW, THEREFORE, in consideration of the mutual covenants and conditions herein contained and the parties hereto intending to be legally bound hereby agree as follows:

     1.   EMPLOYMENT. Company hereby employs Employee and Employee accepts such
          ----------
employment and shall perform his duties and the responsibilities provided for herein in accordance with the terms and conditions of this Agreement.

     2.   EMPLOYMENT STATUS. Employee shall at all times be Company's employee
          -----------------
subject to the terms and conditions of this Agreement.

     3.   TERM. The term of this Agreement (the "Term") shall commence on
          ----
February 1, 2000, and shall terminate on January 31, 2010 (the "Termination Date"), for a total term of ten (10) years, unless earlier terminated pursuant to terms and provisions of this Agreement; and, will be extended for an additional four (4) consecutive five (5) year terms on terms mutually agreed to by the parties.

     4.   POSITION. During Employee's employment hereunder, Employee shall serve
          --------
as Executive Vice President, Treasurer, Assistant Secretary and Chief Operating Officer of the Company. In such positions, Employee shall have the customary powers, responsibilities and authorities of officers in such position of corporations of the size, type and nature of the Company including being generally responsible for the overall operations of Employer's business. Employee shall perform such duties and exercise such powers commensurate with his position and responsibilities. Neither Employee's title(s) nor any of his functions nor the manner in which he shall report shall be changed, diminished or adversely affected during the Term, as it may be extended, without his consent. Employee shall be provided with an office, staff and other working facilities consistent with his positions and as required for the performance of his duties. In addition, Company agrees to cause Employee to be nominated to serve as a director of the Company and to use its best efforts to cause Employee to be elected to the Board and be retained as a director of the Company during Employee's employment during the Term, as it may be extended.

     Company acknowledges that Employee currently practices law at the above address and therefore the services he is required to render to the Company on a business and or legal basis are not exclusive.

     5.   COMPENSATION.
          ------------

          (a) For the performance of all of Employee's services to be rendered pursuant to the terms of this Agreement, Company will pay and Employee will accept the following compensation:

Base Salary. During the Term, Company shall pay the Employee an initial base
-----------
annual salary of $495,000 (the "Base Salary") payable in regular installments in accordance with the Company's usual payment practices (which currently is every week) and such Base Salary shall not be decreased during the Term, as it may be extended. Employee shall be entitled to such further increases, if any, in his Base Salary as may be determined from time to time in the sole discretion of the Board of Directors of the Company (the "Board"); but, in any event, Employee shall be entitled to receive an annual increase equal to the increase in the CPI for the New York Metropolitan Area on an annual basis plus five (5%) per cent. Employee's Base Salary, as in effect from time to time, is hereinafter referred to as the "Employee's Base Salary".

          (b) Bonus Compensation. Company agrees to pay to Employee a bonus during each year of the Term, as same may be extended. The bonus shall be determined in the sole and absolute discretion of the Board and payment of the bonus compensation shall be made in a lump sum within fifteen (15) days after the Company receives the certified annual year-end financial statement of the Company's consolidated operations from the independent accountants.

          (c) Company shall deduct and withhold from Employee's compensation all necessary or required taxes, including but not limited to Social Security, withholding and otherwise, and any other applicable amounts required by law or any taxing authority.

          (d) Participation in any qualified and or non-qualified stock option plan the Company may initiate on the same basis as Mel Rich.

     6.   EMPLOYEE BENEFITS.
          -----------------

          (a) During the Term, as it may be extended, and so long as Employee is not terminated for cause Employee shall receive and be provided health and life insurance benefits, and during Employee's employment hereunder, Employee shall receive and be provided employee benefits (including without limitation, fringe benefits, vacation, automobile, retirement plan participation and life, health, accident and disability insurance, etc., (collectively, "Employee Benefits")) on the same basis as those benefits are generally made available to the most senior executives of the Company and no executive or senior executive shall receive any benefits in excess of Employee -- to the extent that the Board should conclude that a senior executive will receive any benefit greater than Employee, Employee shall be entitled to receive such greater benefit on the same basis as such senior executive receives same. Employee shall be entitled to receive not less than four weeks vacation per year and if such vacation time, is not taken by Employee, in the then current year, Employee, at his option, may accrue vacation or receive compensation at the then current level.

          (b) Without limiting the generality of the foregoing, during Employee's employment hereunder, Company shall use its reasonable efforts to obtain, keep in effect, and pay premiums upon, insurance on the life of Employee payable to such persons as Employee may, from time to time, designate in writing to the Company or in the event Employee fails to provide such designation, to the legal representative of Employee's estate. Such life insurance shall be in the amount of $1,000,000. If and so long as the Company establishes and maintains a group life insurance program for which Employee is eligible without cost to Employee, benefits under such program shall offset the insurance obligation otherwise provided for in this Section 6. Employee agrees to submit to any physical examination required by any prospective insurer, and will otherwise cooperate with the Company in connection with any life insurance on Employee's life the Company may wish to obtain. If Employee is determined to be suffering from a congenital defect or other illness or condition which would preclude the Company from obtaining such insurance at a cost substantially equivalent to the cost of obtaining such insurance for a healthy individual of Employee's age and gender, Employee shall have the option to cause the Company to obtain such insurance with Employee paying the excess premium above that which the Company would have been responsible for had Employee not been suffering from such defect, illness or condition, and if Employee does not exercise such option in a timely fashion, the Company shall purchase the amount of insurance, if any, that can be purchased at a cost substantially equivalent to the cost of obtaining such insurance for a healthy individual of Employee's age and gender. In the event that Employee does not qualify for any such life insurance, Company shall pay directly to Employee an amount equal to such premiums that Company would have paid to any insurance company to obtain such life insurance on an annual basis.

          (c) At the Company's sole expense, Employee's travel for the Company on business shall be paid for by the Company, portal to portal, on at least a business class level, when available, and when not available on a first class level.

          (d) In addition to the benefits for which Employee shall be eligible pursuant to paragraph (a) above, Company shall procure and maintain, at its cost, catastrophic health insurance for the benefit of Employee; provided, Employee shall be insurable for such health insurance at reasonable and customary rates. Employee agrees to submit to any physical examination required by any prospective insurer, and will otherwise cooperate with the Company in connection with obtaining such health insurance. If Employee is determined to be suffering from a congenital defect or other illness or condition which would preclude the Company from obtaining such insurance at a cost substantially equivalent to the cost of obtaining such insurance for a healthy individual of Employee's age and gender Employee shall have the option to cause the Company to obtain such insurance with Employee paying the excess premium above that which the Company, would have been responsible for had Employee not been suffering from such defect, illness or condition, and if Employee does not exercise such option in a timely fashion, the Company shall purchase the amount of insurance, if any, that can be purchased at a cost substantially equivalent to the cost of obtaining such insurance for a healthy individual of Employee's age and gender.

     7.   BUSINESS EXPENSES AND PERQUISITES.
          ---------------------------------

               (a) Reasonable travel, entertainment and other business expenses incurred by Employee in the performance of his duties hereunder shall be reimbursed by the Company in accordance with Company policies as in effect from time to time. In addition, Employee shall be entitled to use, in connection with his performance of services hereunder, transportation services of a car.

               (b) Company shall provide to Employee a new automobile, including all related maintenance, repairs, insurance, parking and other costs. The base annual automobile rental expense shall not exceed $24,000 per annum.

     8.   TERMINATION.
          -----------

               (a)  For Cause by the Company. (i) Employee's employment
                    ------------------------
hereunder may be terminated by the Company for cause. For purposes of this Agreement, "cause" shall mean (i) Employee's unjustified failure to perform his duties hereunder or to follow reasonable directions of the Board within 20 business days after receipt of written notice by Employee of such failure, (ii) willful misconduct by Employee in connection with his employment, (iii) Employee's conviction of, or plea of nolo contendere to, any crime constituting a felony under the laws of the United States or any State thereof, or (iv) Employee's material breach of any of the material provisions of this Agreement, which breach Employee has failed to cure within 20 business days after receipt of written notice by Employee of such breach or which breach Employee has failed to begin to attempt to cure during said 20 day period if the breach is not curable during the 20 day period. Termination of Employee's employment pursuant to this Section 8(a) shall be made by delivery to Employee of a copy of a resolution duly adopted by the affirmative vote of not less than a majority of the Board at an actual meeting of the Board called and held for that purpose (after 30 days prior written notice to Employee and a reasonable opportunity for Employee to be heard before the Board prior to such vote) finding that in the good faith judgment of the Board, Employee was guilty of conduct set forth in any of clauses (i) through (iv) above and specifying the particulars thereof.

          (ii) If Employee is terminated for cause, he shall be entitled to receive Employee's Base Salary from Company for a period of one (1) year from the date of termination. All other benefits, if any, due Employee following Employee's termination of employment pursuant to this Subsection 8 (a) shall be determined in accordance with the plans, policies and practices of the Company for most senior executives.

     (b)  Disability or Death. (i) Employee's employment hereunder shall
          -------------------
terminate upon his death or if Employee becomes physically or mentally incapacitated and is therefore unable (or will as a result thereof, be unable) for a period of six (6) consecutive months or for an aggregate of twelve (12) months in any twenty-four (24) consecutive month period to perform his duties (such incapacity is hereinafter referred to as "Disability"). If Company terminates Employee's employment under the terms of this Agreement and Employee does not receive disability insurance payments under the terms hereof in an amount, at least, of $25,000 per month pursuant to a policy maintained and paid for by the Company, Company shall be responsible to continue to pay Employee Base Salary during the Term. Any question as to the existence of the Disability of

Employee as to which Employee and the Company cannot agree shall be determined in writing by a qualified independent physician mutually acceptable to Employee and the Company. If Employee and the Company cannot agree as to a qualified independent physician, each shall appoint such a physician and those two physicians shall select a third who shall make such determination in writing. The determination of Disability made in writing to the Company and Employee shall be final and conclusive for all purposes of the Agreement.

          (ii) Upon termination of Employee's employment hereunder during the Term for Disability, Employee shall receive from the Company 50% of Employee's Base Salary through the end of the Term and that amount equivalent to 50% of the last bonus received by Employee under the terms of this Agreement times the number of years remaining in the Term. Employee shall be entitled to no further payments of Employee's Base Salary under this Agreement, provided that any payment under this Section 8(b)(ii) shall be reduced by the amount of any disability benefits paid to Employee under any other disability plan, program or arrangement maintained and paid for by the Company or its affiliates.

          (iii) Upon termination of Employee's employment hereunder during the Term, as it may be extended, as a result of death, Employee's estate or named beneficiary(ies) shall receive from the

Company (x) Employee's Base Salary at the rate in effect at the time of Employee's death through the end of the sixth month after the month in which his death occurs and pro rata bonus paid to Employee during the immediately preceding year of the Term, and (y) the proceeds of any life insurance policy maintained for his benefit by the Company pursuant to Section 6(b) under this Agreement.

          (iv) All other benefits, if any, due Employee following Employee's termination of employment pursuant to this Subsection 8(b) shall be determined in accordance with the plans, policies and practices of the Company and shall be at least equal to those received by the most senior executives and no senior executive shall receive any fringe benefit that Employee does not receive.

          (c)   Without Cause by the Company or For Good Reason.
                -----------------------------------------------

                  (i) If Employee's employment is terminated by the Company without cause (other than by reason of Disability or death) or Employee resigns for good reason, in either case prior to a Change of Control, then Employee shall be entitled to a lump sum cash payment from the Company, payable within 10 days after such termination of employment, in an amount equal to the greater of
2.49 times the sum of Employee's Base Salary and immediately prior year's bonus as in effect as of the date of such termination of employment or Employee's Base Salary and immediately prior year's bonus payable for the balance of the Term on the basis of

Employee's most recent year Employee's Base Salary and the bonus received. All other benefits, if any, due Employee following Employee's termination of employment pursuant to this Subsection 8(c)(i) shall be determined in accordance with the plans, policies and practices of the Company and shall be at least equal to those received by the most senior executives and no senior executive shall receive any fringe benefit that Employee does not receive.

                  (ii) If there is a Change of Control within one (1) year of the termination of this Agreement without cause by the Company, Employee shall be entitled to receive the difference between those monies he actually received upon such termination and 2.99 times Employee's base amount as defined in
Section 280G(b)(3) of the Internal Revenue Code of 1986, as amended (the "Code") (the "Employee Base Amount").

                  (iii) Subject to Section 8(f), if Employee's employment is terminated by the Company without cause or by Employee for good reason during the Term and coincident with or following a Change of Control, Employee shall be entitled to a lump sum payment, payable within 10 days after such termination of employment, equal to the product of (x) 2.99 times (y) the Employee Base Amount.

                  (iv) For purposes of this Agreement, "Good Reason" shall mean:

             (a)  Any breach by the Company of this Agreement; or

          (b) The Company's failure to nominate and use its reasonable efforts to cause Employee to be elected to the Board and/or be retained as a director during Employee's employment hereunder,

provided that the foregoing events shall not be deemed to constitute Good Reason
--------
unless Employee shall have notified the Board in writing of the occurrence of such event(s) and the Board shall have failed to have cured or remedied such event; and

          (c) within 20 business days of its receipt of such written notice or which breach Employer has failed to begin to attempt to cure during said 20 day period if the breach is not curable during the 20 day period.


          (d) Termination by Employee. If Employee terminates his(her)
              -----------------------
employment with the Company for any reason (other than for Good Reason) during the Term, Employee shall be entitled to the same payments he(she) would have received if his(her) employment had been terminated by the Company for cause.

          (e) Change of Control.  For purposes of this Agreement, "Change of
              -----------------
Control" shall mean (i) any transaction or series of transactions (including, without limitation, a tender offer, merger or consolidation) the result of which is that any "person" or "group" (within the meaning of Sections 13(d) and 14(d)(2) of the

Securities Exchange Act of 1934, as amended (the "Exchange Act"), becomes the "beneficial" owners (as defined in Rule 13 (d) (3) under the Securities Exchange Act of 1934) of more than 50 percent (50%) of the total aggregate voting power of all classes of the voting stock of the Company and/or warrants or options to acquire such voting stock, calculated on a fully diluted basis, (ii) during any period of two consecutive calendar years, individuals who at the beginning of such period constituted the Board (together with any new directors whose election by the Board or whose nomination for election by the Company's stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the directors then in office, or (iii) a sale of assets constituting all or substantially all of the assets of the Company (determined on a consolidated basis). In the event of such Change of Control, the new entity shall be obligated to assume the terms and conditions of this Agreement.

          (f) Limitation on Certain Payments.
              ------------------------------

               (i) In the event it is determined pursuant to clause (ii) below, that part or all of the consideration, compensation or benefits to be paid to Employee under this Agreement in connection with Employee's termination of employment following a Change of Control or under any other plan, arrangement or agreement in connection therewith, constitutes a "parachute payment" (or payments) under
Section 28OG(b)(2) of the Code, then, of the aggregate present value of such parachute payments (the "Parachute Amount") exceeds 2.99 times the Employee Base Amount, the amounts constituting "parachute payments" which would otherwise be payable to or for the benefit of Employee shall be reduced to the extent necessary such that the Parachute Amount is equal to 2.99 times the Employee Base Amount. Employee shall have the right to choose which amounts that would otherwise be due him but for the limitations described in this paragraph shall be subject to reduction. Notwithstanding the foregoing, if it is determined that stockholder approval of the payment of such, compensation and benefits will reduce the applicability of Section 280G of the Code to such payment, promptly after request by Employee, Company will undertake reasonable efforts to hold such a meeting to obtain such approval or to solicit such approval by written consent, and to obtain such approval.

               (ii) Any determination that a payment constitutes a parachute payment and any calculation described in this Section 8 (f) ("Determination") shall be made by the independent public accountants for the Company, and may, at Company's election, be made prior to termination of Employee's employment where Company determines that a Change in Control, as provided in this Section 8, is imminent. Such Determination shall be furnished in writing no later than 30 days following the date of the Change in Control by the accountants to Employee. If Employee does not agree with such Determination, he(she) may give notice as provided in Section 13(j) below within ten days of receipt of the Determination from the accountants and, within 15 days thereafter, accountants of Employee's choice must deliver to the Company their Determination that in their judgment complies with the Code. If the two accountants cannot agree upon the amount to be paid to Employee pursuant to this Section 8 within ten days of the delivery of the statement of Employee's accountants to the Company, the two accountants shall choose a third accountant who shall deliver their determination of the appropriate amount to be paid to Employee pursuant to this Section 8(f), which determination shall be final. If the final Determination provides for the payment of a greater amount than that proposed by the accountants of the Company, then the Company shall pay all of Employee's costs incurred in contesting such Determination and all other costs incurred by the Company with respect to such Determination.

               (iii) If the final Determination made pursuant to Clause (ii) of this Section 8(f) results in a reduction of the payments that would otherwise be paid to Employee except for the application of Clause (i) of this Section 8(f), Employee may then elect, in his sole discretion, which and how much of any particular entitlement shall be eliminated or reduced and shall advise the Company in writing of his(her) election within ten days of the final Determination of the reduction in payments. If no such election is made by Employee within such ten-day period, the Company may elect which and how much of any entitlement shall be eliminated or reduced and shall notify Employee promptly of such election. Within ten days following such Determination and the elections hereunder, the Company shall pay to or distribute to or for the benefit of Employee such amounts as are then due to Employee under this Agreement and shall promptly pay to or distribute to or for the benefit of Employee in the future such amounts as become due to Employee under this Agreement.

               (iv) As a result of the uncertainty in the application of Section 28O(G) of the Code at the time of a determination hereunder, it is possible that payments will be made by the Company which should not have been made under clause (i) of this Section 8(f) ("Overpayment") or that additional payments which are not made by the Company pursuant to Clause (i) of this Section 8 (f) should have been made ("Underpayment"). In the event that there is a final determination by the Internal Revenue Service, or a final determination by a court of competent jurisdiction, that an overpayment has been made, any such Overpayment shall be treated for all purposes as a loan to Employee which Employee shall repay to the Company together with interest at the applicable Federal rate provided for in Section 7872(f)(2) of the Code. In the event that there is a final determination by the Internal Revenue Service, a final determination by a court of competent jurisdiction or a change in the provisions of the Code or regulations pursuant to which an Underpayment arises under this Agreement, any such Underpayment shall be promptly paid by the Company to or for the benefit of Employee, together with interest at the applicable Federal rate provided for in Section 7872(f)(2) of the Code.

     9. NON-DISCLOSURE OF INFORMATION. Employee acknowledges that by virtue of
        -----------------------------
his(her) position he(she) will be privy to the Company's trade secrets including but not limited to Company's customers list and private processes, as they may exist or, as Company may determine from time to time, and that such secrets are valuable, special, and unique assets of Company's business and constitute confidential information and trade secrets of Employee (hereafter collectively "Confidential Information") Employee shall not, during the Term and for a period of six (6) months thereafter, intentionally disclose all or any part of the Confidential Information to any person, firm, corporation, association or any other entity for any reason or purpose whatsoever, nor shall Employee and any other person by, through or with Employee, during the Term and for a period of six (6) months thereafter, intentionally make use of any of the Confidential Information for any purpose or for the benefit of any other person or entity, other than Company, under any circumstances. For a period of six (6) months after the termination of this Agreement, Employee shall not intentionally take any action which in any manner shall be injurious to the Company. Company and Employee agree that a violation of the foregoing covenants will cause irreparable injury to the Company, and that in the event of a breach or threatened breach by Employee of the provisions of this Section, Company shall be entitled to an injunction restraining Employee from:

          (a) Disclosing, in whole or in part, any Confidential Information, or from rendering any services to any person, firm, corporation, association or other entity to whom any such information, in whole or in part, has been disclosed or is threatened to be disclosed in violation of this Agreement.

          (b) Continuing such injurious actions.

      Nothing herein stated shall be construed as prohibiting the Company from pursuing any other rights and remedies, at law or in equity, available to the Company for such breach or threatened breach, including the recovery of damages from the Employee.


     10. RESTRICTIVE COVENANT.
         --------------------

          (a) For a period of six (6) months after the termination of this Agreement by Employer without cause and for a period of one (1) year after the termination of this Agreement by Employer or Employee for any other reason, or expiration of this Agreement, Employee covenants and agrees that, within a radius of ten (10) miles from each of the then present place(s) of Company's business or any other area in which Company is engaged in business, he shall not own, manage, operate, control, be employed by, participate in, or be connected in any manner with the ownership, management, operation, or control, whether directly or indirectly, as an individual on his own account, or as a partner, member, joint venturer, officer, director or shareholder of a corporation or other entity, of any business similar to or competitive with the type of business conducted by Company at the time of the termination or expiration of this Agreement.

          (b) For a period of six (6) months after the termination of this Agreement by Employer without cause and for a period of one (1) year after the termination of this Agreement by Employer or Employee for any other reason, or expiration of this Agreement, Employee further covenants and agrees he(she) shall not interfere with, solicit or disrupt or attempt to interfere with, solicit or disrupt the relationship, contractual or otherwise, between Company and any customer, supplier, lessee or employee of Company, its parent or subsidiaries.

          (c) Employee acknowledges that the restrictions contained in this Paragraph 10 are reasonable. In that regard, it is the intention of the parties to this Agreement that the provisions of this Paragraph 8 shall be enforced to the fullest extent permissible under the law and public policy applied in each Jurisdiction in which enforcement is sought. Accordingly, if any portion of this Paragraph 10 shall be adjudicated or deemed to be invalid or unenforceable, the remaining portions shall remain in full force and effect, and such invalid or unenforceable portion shall be limited to the particular jurisdiction in which such adjudication is made.

     11. BREACH OR THREATENED BREACH OF COVENANTS. In the event of Employee's
         ----------------------------------------
actual or threatened breach of his obligations under either Paragraph 9 or 10, or both, of this Agreement, or Company's breach or threatened breach of it's obligations under this Agreement, in addition to any other remedies either party may have, such party shall be entitled to obtain a temporary restraining order and a preliminary and/or permanent injunction restraining the other from violating these provisions. Nothing in this Agreement shall be construed to prohibit Company or Employee, as the case may be, from pursuing and obtaining any other available remedies which Company or Employee, as the case may be, may have for such breach or threatened breach, whether at law or in equity, including the recovery of damages from the other.

     12. REPRESENTATIONS AND WARRANTIES BY EMPLOYEE. Employee hereby warrants
         ------------------------------------------
and represents that he is not subject to or a party to any restrictive covenants or other agreements that in any way preclude, restrict, restrain or limit him
(a) from being an Employee of Company, (b) from engaging in the business of Company in any capacity, directly or indirectly, and from competing with any other persons, companies, businesses or entities engaged in the business of Company.

     13. ARBITRATION. Any controversy or claim arising out of or relating to
         -----------
this Agreement, the performance thereof or its breach or threatened breach shall be settled by arbitration in the State of New York, County of New York in accordance with the then governing rules of the American Arbitration Association. The finding of the arbitration panel or arbitrator shall be final and binding upon the parties. Judgment upon any arbitration award rendered may be entered and enforced in any court of competent jurisdiction. In no event may the arbitration determination change Employee's compensation, title, duties or responsibilities, the entity to whom Employee reports or the principal place where Employee is to render his services.

     14. NOTICES. Any notice required, permitted or desired to be
         -------
given under this Agreement shall be sufficient if it is in writing and (a) personally delivered to Employee or an authorized member of Company, (b) sent by overnight delivery, or (c) sent by registered or certified mail, return receipt requested, to Employer's or Employee's address as provided in this Agreement or to a different address designated in writing by either party. Notice is deemed given on the day it is delivered personally or by overnight delivery, or five
(5) business days after it is received, if transmitted by the United States Post Office.

     15. ASSIGNMENT. Employee acknowledges that his services are unique and
         ----------
personal. Accordingly, Employee may not assign his rights or delegate his duties or obligations under this Agreement. Company's rights and obligations under this Agreement shall inure to the benefit of and shall be binding upon the Company's successors and assigns. Company has the absolute right to assign it's rights and benefits under the terms of this Agreement.

     16. WAIVER OF BREACH. Any waiver of a breach of a provision of this
         ----------------
Agreement, or any delay or failure to exercise a right under a provision of this Agreement, by either party, shall not operate or be construed as a waiver of that or any other subsequent breach or right.

     17. ENTIRE AGREEMENT. This Agreement contains the entire agreement of the
         ----------------
parties. It may not be changed orally but only by an agreement in writing which is signed by the parties. The parties hereto agree that any existing employment agreement between them shall terminate as of the date of this Agreement.

     18. GOVERNING LAW. This Agreement shall be construed in accordance with and
         -------------
governed by the internal laws of the State of New York.

     19. SEVERABILITY. The invalidity or non-enforceability of any provision of
         ------------
this Agreement or application thereof shall not affect the remaining valid and enforceable provisions of this Agreement or application thereof.

     20. CAPTIONS. Captions in this Agreement are inserted only as a matter of
         --------
convenience and reference and shall not be used to interpret or construe any provisions of this Agreement.

     21. GRAMMATICAL USAGE. In construing or interpreting this Agreement,
         -----------------
masculine usage shall be substituted for those feminine in form and vice versa, and plural usage shall be substituted or singular and vice versa, in any place in which the context so requires.

     22. CAPACITY. Employee has read and is familiar with all of the terms and
         --------
conditions of this Agreement and has the capacity to understand such terms conditions hereof. By executing this Agreement, Employee agrees to be bound by this Agreement and the terms and conditions hereof.

     23. COUNTERPARTS. This Agreement may be executed in two or more
         ------------
counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same Agreement.

     24. LEGAL FEES. Company agrees to reimburse Employee for any and all legal
         ----------
expenses incurred by Employee in connection with the negotiation and execution of this Agreement.

     IN WITNESS WHEREOF, each of the parties hereto has executed this Agreement as of the date first hereinabove written.

                         EVERGOOD PRODUCTS CORPORATION

                         By: /s/ Mel Rich
                             -------------------------
                         Employee:

                         /s/ Stephen R. Stern
                         -----------------------------
                              Stephen R. Stern